Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 7, 2011, except for Note 26 as to which the date is January 20, 2012,  relating to the consolidated financial statements of Hughes Communications, Inc. appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

January 20, 2012